UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2005

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL	33618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

1. On November 14, 2005, Shells Seafood Restaurants, Inc. (the “Registrant”) entered into an amended and restated employment agreement (the “Agreement”) with its president and chief executive officer, Leslie J. Christon. The Agreement extends the term of her employment with the Registrant through June 30, 2007, subject to automatic successive one year extensions thereof, unless either party delivers prior written notice of non-extension. Pursuant to the Agreement, Ms. Christon is entitled to receive an annual base salary of $300,000 and a target bonus potential up to 100% of her base salary. Ms. Christon also received options to purchase an additional 1,061,535 shares of the Registrant’s common stock (which vest in one-third installments on December 31, 2005, July 1, 2007 and July 1, 2008, subject to her continued employment with the Registrant), inclusive of the grant of 903,528 options pursuant to the Stock Option Agreement described in Item 2 below. The remaining options to purchase 158,007 shares of the Registrant’s common stock were granted pursuant to the Registrant’s existing stock option plans. All options were granted at an exercise price of $0.85 per share, being the closing price of the Registrant’s common stock on November 14, 2005. Based on the vesting schedule of the options, we expect to recognize compensation expense of approximately $112,000 in each of 2007 and 2008 as a result of the adoption of FASB Statement No. 123-R, “Share-Based Payment.” If Ms. Christon is terminated by the Registrant without “cause” (as defined) or if she terminates her employment within six months of a “change in control” (as defined) due to a significant diminution in her job responsibilities or title or her required relocation outside of the Tampa, Florida market, (subject to her execution of a general release of claims and compliance with the confidential information, non-competition and non-solicitation covenants contained in the Agreement), she will be entitled to severance equal to one year’s base salary and, except in the case of her termination by the Registrant without “cause,” her unvested stock options will vest immediately. In addition, the Registrant will be obligated to pay her and her eligible dependents’ COBRA continuation coverage premiums for the one-year period following the date of termination or, if earlier, until her dependents cease to be eligible for such coverage or until she commences employment with another entity or person. The Agreement is filed with this Report as Exhibit 10.1 and is incorporated by reference into this Item 1.01. The preceding description of the terms of the Agreement is qualified in its entirety by reference to Exhibit 10.1 to this Report.

2. On November 14, 2005, the Registrant entered into a stock option agreement with Ms. Christon (the “Stock Option Agreement”) evidencing the grant to Ms. Christon of options to purchase 903,528 shares of the Registrant’s common stock at a purchase price per share of $0.85. The Stock Option Agreement is filed with this Report as Exhibit 10.2 and is incorporated by reference into this Item 1.01. The preceding description of the terms of the Stock Option Agreement is qualified in its entirety by reference to Exhibit 10.2 to this Report.

3. On November 14, 2005, the Registrant’s Board of Directors approved an amendment to the Registrant’s 2002 Equity Incentive Plan, as amended (the “Plan”), that decreased the aggregate number of shares of common stock available for issuance under the Plan by 903,528 shares. The amendment to the Plan is filed with this Report as Exhibit 10.3 and is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Item No.	Description

10.1	Amended and Restated Employment Agreement, effective as of July 1, 2005, by and between Shells Seafood Restaurants, Inc. and Leslie J. Christon.

10.2	Stock Option Agreement, dated November 14, 2005, by and between Shells Seafood Restaurants, Inc. and Leslie J. Christon.

10.3	Amendment to the 2002 Equity Incentive Plan.

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.

Date: November 18, 2005	By:	/s/ Leslie J. Christon

	Name:	Leslie J. Christon
	Title:	President and Chief Executive Officer

Exhibit Index

Item No.	Description

10.1	Amended and Restated Employment Agreement, effective as of July 1, 2005, by and between Shells Seafood Restaurants, Inc. and Leslie J. Christon.

10.2	Stock Option Agreement, dated November 14, 2005, by and between Shells Seafood Restaurants, Inc. and Leslie J. Christon.

10.3	Amendment to the 2002 Equity Incentive Plan.